TEXOIL, INC.


April 5, 2000


Trinity Energy Resources, Inc.
11757 Katy Freeway, Suite 1430
Houston, Texas 77079

Attention: Mr. Dennis Hedke

RE: Participation Agreement, Sarah White Prospect, Greens Lake Area Galveston County, Texas

Dear Mr. Hedke:

This is the  Participation  Agreement  between  Texoil  Company  ("Texoil")  and
Trinity Energy Resources, Inc. ("Trinity" or "Non-Operator") relative to the drilling of an initial test well and subsequent operations in and on Texoil's Sarah White Prospect, Greens Lake Area, Galveston County, Texas. The terms of this Participation Agreement are as follows:

                                       1.

                               OPERATING AGREEMENT

1. I Concurrently with the execution of this Agreement, the parties hereto are executing the attached Operating Agreement, identified as Exhibit "A" and made a part hereof for all purposes ("Operating Agreement"). The Operating Agreement designates Cliffwood Production Co. as "Operator". Cliffwood Production Co. will control all operations on the lands and leases covered by this Participation Agreement. In the event of a conflict between the Participation Agreement and the Operating Agreement, then the Participation Agreement shall prevail.

Texoil,  Inc. - 110 Cypress Station Dr., Suite 220 - Houston, TX 77090-1629 Tel:
281/537-9920 - Fax: 281/537-8324

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Participation Agreement
Sarah White Prospect
Trinity Energy Resources, Inc.

1.2 The liens and security interests granted to Non-Operator by Cliffwood Production Co., as Operator, and Texoil Company, as Non-Operator ("Texoil Companies") under Article VII.B. of the Operating Agreement (a) shall attach to the interests of both the Texoil Companies owned or hereafter acquired by either of the Texoil Companies within the Contract Area for the Operating Agreement including the oil, gas and mineral leases and personal property or fixtures on or used or obtained for use in connection therewith, to secure the performance of all of the obligations of both of the Texoil Companies under the Operating Agreement, including, but not limited to, those set forth in Article VII.B. of the Operating Agreement, and (b) shall include all of the interests and rights set forth in Article VII.B. The other Non-Operators shall have all of the applicable rights and remedies described in Articles VII.B., and the Texoil Companies shall have all of the applicable rights, remedies and obligations described in Article VII.B., the same as if fully set forth in this Section.

1.3 If Texoil Company, its affiliates or joint ventures controlled by Texoil or its affiliates, no longer own an interest in the Contract Area, Cliffwood Production Co. shall resign as Operator, except for selection of a new Operator pursuant to the Operating Agreement.

                                       2.

                            LEASES AND LEASE BURDENS

         Texoil represents that it is the present owner and holder of the Oil, Gas and Mineral Leases described on Exhibit "A" to the Operating Agreement ("Leases") covering approximately 1795.82 gross and 1584.95 net acres, subject to the royalty interests reserved by the Lessors and overriding royalties in favor of Dennis Drake in the Leases and the overriding royalty reserved by Texoil as defined below ("Lease Burdens"). Texoil shall retain an overriding royalty interest in the Leases equal to the difference between (i) twenty-five percent (25%) and (ii) the sum of lessors' royalties and overriding royalty in favor of Dennis Drake, proportionately reduced to the working interest acquired by Trinity. Furthermore, Texoil shall retain an overriding royalty equal to the difference between (i) twenty-five percent (25%) and (ii) the sum of lessors' royalties and overriding royalty in favor of Dennis Drake, proportionately reduced to the working interest acquired by Trinity, in any other leases acquired within the Contract Area, which is defined in the Operating Agreement. If Texoil acquires an interest in any other leases within the Contract Area with lease burdens exceeding twenty-five percent (25%), Texoil shall reserve a proportionate one-percent (1%) overriding royalty.

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Participation Agreement
Sarah White Prospect
Trinity Energy Resources, Inc.

                                       3.

                            PROSPECT ACQUISITION FEE

3.1 As consideration for Trinity's interest in the Leases and the geophysical information and data furnished by Texoil, Trinity agrees to pay Texoil the sum of Eighteen Thousand Seven Hundred Fifty and No/ 100ths Dollars ( 18,750.00), in cash, with the execution of this Participation Agreement as a "Prospect Acquisition Fee". The Prospect Acquisition Fee does not include costs related to the drilling of the Initial Test Well, the cost of title opinions, title materials or curative work or the cost of oil, gas and mineral leases acquired subsequent to the date of this Participation Agreement, nor does it include the rental costs due subsequent to the date of this Agreement for any of the Leases in the prospect.

3.2 Trinity will bear 6.25% of all costs related to the prospect including, but not limited to, any and all lease acquisition costs and rentals. Trinity shall have the option to acquire an additional 6.25% leasehold interest in this prospect by notifying Texoil that it elects to acquire this additional interest by May 1, 2000. Should Trinity elect to acquire this additional 6.25% leasehold interest, then Trinity shall pay an additional $18,750 as a Prospect Acquisition Fee and be responsible for 12.5% of all prospect costs. Additionally, all interests herein shall be adjusted accordingly. Attached hereto as Exhibit "B" is a land plat identifying the Sarah White Prospect.

                                       4.

                           INTEREST OWNERSHIP & PAYOUT

4.1 Subject to Section 3.2, Trinity will bear a six and one-quarter percent (6.25%) working interest to Casing Point on the Initial Test Well and will earn a 5.6250% working interest after Casing Point and prior to Payout (as defined below). The net revenue interest in the Initial Test Well and prospect are presently estimated at seventy- five percent (75.0%).

4.2 In addition, the working and net revenue interest referenced immediately above will be proportionately reduced by fifteen percent (I 5%) at Payout of the subject prospect and well. Such reversionary interest will be owned by Texoil. Payout shall be defined as the first day of the month immediately following that point in time when the cumulative net
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Participation Agreement
Sarah White Prospect
Trinity Energy Resources, Inc.


revenues derived from the Initial Test Well shall equal total unrecovered costs paid by Trinity including the Prospect Acquisition Fee, leasehold, rentals and related costs, the cost of drilling and completing said well plus the costs of production facilities, all pre- production or other costs related thereto and all costs related to the marketing and transportation of production and costs of operating the Initial Test Well until Payout.


                                       5.

                                   ASSIGNMENT

     Within fifteen (15) days following Trinity's acceptance of the Participation Agreement and payment of the Prospect Acquisition Fee, Texoil will execute and deliver an Assignment (with a special warranty and subject to the Lease Burdens) to Trinity and Trinity's working interest (cost bearing, not net revenue), subject to the other provisions of this Participation Agreement and the Operating Agreement, shall be as follows: Drilling to Casing Point in the Initial Test Well: 6.2500% Working Interest after Casing Point but prior to Payout of the Initial Well: 5.6250% After Payout Working Interest in the Initial Test Well: 4.6875% Working Interest in Subsequent Wells: 4.6875%

                                       6.

                                 TITLE MATERIAL

         Within ninety (90) days from the date of this Participation Agreement and at the written request of Trinity, Texoil will furnish Trinity with copies of all the Leases and any corresponding title material associated with the prospect.

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Participation Agreement
Sarah White Prospect
Trinity Energy Resources, Inc.


                                       7.

                                INITIAL TEST WELL

 7.1 Before operations are commenced on the Initial Test Well, Operator will fumishTrinity with an Authority For Expenditure ("AFE") to drill, evaluate and plug and abandon the well(s). No more than thirty (30) days before operations are commenced on the well, Operator will call for Trinity's working interest share of the AFE, and Trinity will pay its share of the AFE within twenty (20) days following receipt of the AFE. If Trinity has not paid its share of AFE costs within said twenty (20) days, then Operator will send a final notice to Trinity, granting Trinity an additional five (5) business days to pay Trinity's share of said AFE costs. If all Non-Operators (including new participants) do not tender the AFE costs and Texoil does not drill the Initial Test Well, Texoil will return to Trinity its AFE costs applicable to the Initial Test Well.

7.2 In the event Trinity fails to timely pay its share of the AFE, Trinity's rights hereunder will terminate without notice and the interest of Trinity shall be subject to Article 9 below. The Prospect Acquisition Fee and any other costs previously paid will not be refunded.

7.3 Subject to the receipt of the amount of the AFE from all Non-Operators, availability of a suitable drilling rig and approval of title to the drillsite lease and bottomhole location lease, Operator will commence operations to drill the Initial Test Well at a legal location that is acceptable to Non-Operators on or. before October 1, 2000. Operator will thereafter drill said Initial Test Well with due diligence and in a workmanlike manner to the depth agreed upon between the parties. The estimated objective formation(s) and depths of the Initial Test Well are the (1) 6,700' Miocene sand, (2) 11,630' TVD/ 11,750' MD Banfield sand, (3) 11,950' TVD/12,202' MDUpper Schenck sand, (4) 13,170' TVD/14,123' MD Upper "S" sand, and (5) 13,650' TVD/14,879' MD Second Andrau sand; the estimated total measured depth is 15,272' (13,900' TVD). The objective formation and depths are defined as "Authorized Depth".

7.4 At such time as the Initial Test Well has been drilled to the Authorized Depth agreed upon by the parties, Operator will run a Dual Induction or other equivalent open hole electrical log from the total depth drilled to the bottom of the surface casing, and such other methods and tools of evaluation that Will insure proper evaluation of all formations in the well indicating hydrocarbons, if under the then existing conditions, such methods of evaluation are prudent ("Casing Point").

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Participation Agreement
Sarah White Prospect
Trinity Energy Resources, Inc.


7.5 Within twenty-four (24) hours following Casing Point and all logs, cores, and other tests have been completed, and the results thereof fumished to the Non-Operator(s), each Non-Operator shall elect to:

(a)  complete the well as an oil or gas well, or

(b)  deepen the well, or

(c)  sidetrack the well, or

(d)  plug and abandon the well


7.6 If Operator recommends to complete, deepen or sidetrack the Initial Test Well at Casing Point, Operator will fumish Trinity with an Authority For Expenditure ("AFE") to complete (through sales point), deepen or sidetrack the well, as applicable. No more than forty-eight (48) hours (if a rig is on location) or five (5) days (if a rig is not on location) from receipt of such AFE by Trinity, Trinity will pay its share of such AFE to Operator if it elects to participate. Failure to timely pay its share of such AFE costs shall cause Trinity's rights to terminate without notice and the interest of Trinity shall be subject to Article 9 below. If all Non-Operators (including new participants or Non-Operators acquiring Available Interests) do not tender their share of AFE costs and Texoil does not complete, deepen or sidetrack the Initial Test Well, Texoil will return to Trinity its share of AFE costs applicable to the completion, deepening or sidetracking of the Initial Test Well. This provision shall apply at Casing Point or other similar decision point as to each recommendation to complete, deepen or sidetrack the Initial Test Well.


7.7 An election by a Non-Operator or Non-Operators representing the largest percentage interest in the Initial Test Well, to complete the well as an oil or gas well shall take precedence over an election to deepen the well, which shall take precedence over an election to sidetrack the well, which shall take precedence over an election to plug and abandon the well; provided, however, that said well will not be plugged and abandoned if at least one Non-Operator elects to complete said well and agrees to bear all costs attributable to such operation. If Non-Operators cannot agree on the sand or formation in which to complete the well, an election by a Non-Operator or Non-Operators representing the largest percentage interest in the well to complete in a deeper sand or formation shall take precedence over an election to complete in a shallower sand or formation.

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Participation Agreement
Sarah White Prospect
Trinity Energy Resources, Inc.


7.8 If less than all Non-Operators elect to complete the well as an oil or gas well, deepen or sidetrack the well, Article VI.B.2. of the Operating Agreement shall not apply to such operations and the interest of the non-participating Non-Operators shall be subject to Article 9 below.


                                       8.

                RELEASE OF LEASES & PAYMENT OF RENTAL OBLIGATIONS

8.1 If a Non-Operator elects to release, surrender or otherwise let a Lease or interest therein expire, the interest of the party electing to surrender a Lease shall be subject to Article 9 below.

8.2 Operator will be responsible for preparing and circulating monthly delay rental obligation calendars to the Non-Operators. Monthly delay rental calendars will be provided to the Non-Operators within forty-five (45) days of a rental becoming due. Upon receipt of the calendar, Non-Operators will have fifteen (15) days from receipt to make a formal written election. Failure to respond within the fifteen (I 5) day time period will result in a forfeiture of Non-Operators interest in and to those Leases. Non- Operators will then be subject to the provisions of Article 9 below.


                                       9.

                               DEFAULT/NON-CONSENT


9.1  In the event a Non-Operator:

(a) fails to timely pay in advance its share of the AFE pursuant to Article 7.1 hereof or timely pay its share of AFE costs pursuant to Article 7.6 hereof for the Initial Test Well;

(b) elects not to participate in the completion, deepening or sidetracking of the Initial Test Well at Casing Point or other similar decision point;

(c) elects to release a Lease or fails to pay for a Lease, renewal or extension; and/or
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Participation Agreement
Sarah White Prospect
Trinity Energy Resources, Inc.


(d)     elects not to pay a delay rental obligation

and if the "Non-Consent Operation(s)", as defined below, are conducted timely, the "Non-Consenting Party", as defined below, shall reassign all of its interest in the well or Leases to those parties who have elected to acquire the interest of the Non-Consenting Party ("Available Interest"). Provided, however, (i) if Trinity participated in drilling the Initial Test Well to the objective depth, and (ii) the Non-Operators representing the largest percentage interest in the Initial Test Well elected to deepen or sidetrack such well, and (iii) Trinity elects not to participate in the deepening or sidetracking operation, then Trinity shall retain all its rights down to the depth drilled prior to such deepening or sidetracking operation and only the interest of Trinity in the deepening or sidetracking operation as to the Contract Area shall be subject to
Section 9.3 below.

9.2 The  elections  pursuant  to 9.1 (a) - (d) above are herein  referred  to as
"Non-Consent   Operation(s)"   and   such   non-participating   or.   defaulting
Non-Operator is referred to as a "Non-Consenting Party".

9.3 Operator will advise the other Non-Operators of the amount of Available Interest. The other Non-Operators will, within twenty-four (24) hours (exclusive of Saturdays, Sundays and legal holidays) after receipt of such notice, advise Operator of each Non- Operator's election to:

(a) limit such Non-Operator's interest in the well, operation or Lease to which the Available Interest applies, to such Non-Operator's original interest; or

(b) in addition to such Non-Operator's original interest, acquire such Non-Operator's proportionate share, or more, of the Available Interest.

9.4 Failure to timely advise Operator of (a) or (b) above shall constitute an election to limit participation to such Non-Operator's original interest, under
(a) above.

9.5 If the non-defaulting parties do not acquire all of the Available Interest, Texoil will use its best efforts to obtain new participants for the remaining Available Interest under terms and conditions of Texoil's choice. In the event Texoil receives an offer from a prospective participant for the Available Interest on terms more favorable than the terms on which Non-Operators acquired their interest, Texoil shall not be required to offer such more favorable terms to Non-0perators.
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Participation Agreement
Sarah White Prospect
Trinity Energy Resources, Inc.


9.6 Reassignment of the Available Interest by a Non-Consenting Party shall be made immediately upon demand, without warranty, except as against the acts of the assignor and free and clear of overriding royalty or similar burden, except the Lease Burdens. Reassignment shall not relieve such Non-Consenting Party of obligations and liabilities incurred prior to the date of the Non-Consent Operation.


                                10.MISCELLANEOUS

10.01 Trinity or its representatives shall have the right, from time to time, by appointment, to review and interpret, during normal business hours, any seismic, lease data or other records in the possession of Texoil without charge to Trinity. Trinity does not acquire any ownership or license to the seismic data.

10.2 This Participation Agreement will extend to and be binding upon Trinity and Texoil, their representatives, successors and assigns forever.

If the foregoing correctly reflects Trinity's understanding of the Participation Agreement, return one (1) executed copy of the Participation Agreement and the Prospect Acquisition Fee to Texoil on or before, 5:00 p.m., April 19, 2000. If this Participation Agreement is not timely executed and returned this Participation Agreement may not thereafter be accepted without Texoil's written consent.

Sincerely,
Texoil Company
Cliffwood Production Co.



By:
Frank A. Lodzinski President
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Participation Agreement
Sarah White Prospect
Trinity Energy Resources, Inc.


AGREED TO AND ACCEPTED this 24th day of April, 2000.

TRINITY ENERGY RESOURCES, INC.


BY: /s/ Dennis E. Hedke
Printed Name: Dennis Hedke

Title:  President / CEO